Banco Bradesco S.A.

December 31, 2017

List of the Main Subsidiaries

Exhibit 8.1

Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1 Banco Alvorada S.A	Salvador - BA – Brazil	Banco Alvorada
2 Banco Bradesco BBI S.A.	Osasco - SP - Brazil	Bradesco BBI
3 Banco Bradesco Argentina S.A.	Buenos Aires – Argentina	Bradesco Argentina
4 Banco Bradesco Europa S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
5 Banco Bradesco S.A. Grand Cayman Branch	Cayman Islands	Bradesco Grand Cayman Branch
6 Banco Bradesco New York Branch	New York – EUA	Bradesco New York Branch
7 Banco Bradesco Financiamentos S.A.	Osasco – SP - Brazil	Bradesco Financiamentos
8 Bradesco Argentina de Seguros S.A	Buenos Aires – Argentina	Bradesco Argentina de Seguros
9 Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
10 Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
11 Bradesco Administradora de Consórcios Ltda.	Osasco – SP - Brazil	Bradesco Consórcios
12 Bradesco Leasing S.A. Arrendamento Mercantil	Osasco – SP - Brazil	Bradesco Leasing
13 Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
14 Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
15 Bradesco Securities, Inc.	New York – USA	Bradesco Securities
16 Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
17 Bradesco Vida e Previdência S.A.	Osasco – SP - Brazil	Bradesco Previdência
18 Bradescor Corretora de Seguros Ltda.	Osasco – SP - Brazil	Bradescor
19 BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
20 Cia. Securitizadora de Créditos Financeiros Rubi	Osasco – SP - Brazil	Rubi
21 Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
22 União Participações Ltda.	Osasco – SP - Brazil	União
23 Bradesplan Participações Ltda.	Osasco - SP – Brazil	Bradesplan
24 Banco Bradesco Cartões S.A.	Osasco - SP – Brazil	Bradesco Cartões
25 Tempo Serviços Ltda.	Uberlândia – MG – Brazil	Tempo Serviços
26 Bradseg Participações S.A.	Osasco - SP – Brazil	Bradseg
27 Banco Bradescard S.A.	São Paulo – Brazil	Banco Bradescard
28 Ágora Corretora de Títulos e Valores Mobiliários S.A.	Rio de janeiro – Brazil	Ágora
29 Odontoprev S.A.	Barueri - SP – Brazil	Odontoprev
30 Banco Bradesco BERJ S.A.	Rio de janeiro – Brazil	BERJ
31 Banco Losango S.A.	Rio de janeiro – Brazil	Banco Losango
32 Kirton Bank Brasil S.A.	Paraná - Brazil	Kirton Bank Brasil
33 Kirton Corretora de Títulos e Valores Mobiliários S.A.	São Paulo – Brazil	Kirton Corretora de Títulos e Valores Mobiliários
34 Kirton Capitalização S.A.	Paraná - Brazil	Kirton Capitalização
35 Kirton Seguros S.A.	Paraná - Brazil	Kirton Seguros
36 Kirton Vida e Previdência S.A.	São Paulo – Brazil	Kirton Vida e Previdência